MERCANTILE BANKSHARES CORPORATION
RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


          This plan (the "Plan") has been adopted on March 12, 1996 by the Board of Directors of Mercantile Bankshares Corporation (the "Corporation"), subject to approval by the stockholders of the Corporation, for the purpose of allowing Directors of the Corporation (who are not officers of the Corporation or of Affiliates of the Corporation) to elect that all or a portion of their annual retainer for services as Directors be paid to them in the form of Common Stock, par value $2.00 per share ("Common Stock") of the Corporation instead of cash, thereby permitting further alignment of their interests with those of the Stockholders of the Corporation.

          1.   Definitions.

          Under the Plan, except where the context indicates otherwise, the following definitions apply:

               (a) "Affiliate" shall mean any corporation in which the Corporation owns, directly or indirectly, at least 80% of the outstanding voting stock.

               (b) "Annual Retainer Fee" shall mean the annual fee as established from time to time by the Corporation and payable to Eligible Directors for their services as Directors of the Corporation for any calendar year, excluding other compensation such as fees paid for attending meetings of the Board of Directors or of committees of the Board of Directors. Annual Retainer Fees may be reduced in proportion to any period of time in a calendar year during which a Director has not served as a Director of the Corporation. "Undeferred Annual Retainer Fee" shall mean all or any portion of an Annual Retainer Fee the receipt of which shall not, on an Election Date, have been deferred pursuant to the Mercantile Bankshares Corporation Unfunded Deferred Compensation Plan For Directors.

               (c) "Board of Directors" shall mean the Board of Directors of the Corporation, "Director" shall mean a member of the Board of Directors, and "Committee" shall mean the committee appointed by the Board of Directors pursuant to Section 4 to administer the Plan.

               (d) "Election Date" shall mean, as to each calendar year, the date of the regularly scheduled December meeting of the Board of Directors; if no such meeting is held, the Election Date shall be December 10 of such calendar year.

               (e) "Eligible Director" or "Participant" shall mean a Director who is eligible to receive an Annual Retainer Fee for service as a Director during all or part of a calendar year and who has not been an officer of the Corporation or of any Affiliate during such period of service.

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               (f)  "Fair Market Value" of a share of Common Stock on an
Election Date shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee. If an Election Date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are closed.

               (g) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Securities Exchange Act of 1934 ("1934 Act") on December 31, 1995, or any successor provision prescribing conditions which, in the judgment of the Committee, shall be necessary or desirable to exempt the issuance of securities under the Plan (and, where permissible, the further disposition of such securities) from Section 16(b) of the 1934 Act.

          2. Elections Under the Plan. Each person who is an Eligible Director on an Election Date in any calendar year shall have the right to elect, within a ten-day period ending on the Election Date, to have all or a portion (the "Elected Amount") of such Director's Undeferred Annual Retainer Fee paid in the form of Common Stock in lieu of cash, provided that the Elected Amount shall not be less than $3,000. The number of shares of such Common Stock shall equal the Elected Amount divided by the Fair Market Value of a share of Common Stock on the Election Date. Such Elected Amount and the number of shares of Common Stock so issuable shall be adjusted by a reduction if and to the extent necessary to avoid issuance of any fractional shares.
The shares shall be deemed issued at the close of business on the Election Date and certificates therefor shall be delivered as soon as practicable thereafter. Any election by an Eligible Director to receive Common Stock under the Plan shall be made by the execution and delivery of a Director's Election Agreement in the form of Exhibit A attached hereto, pursuant to which the Director shall agree, to the extent required to meet the condition of Rule 16b-3(c)(1), not to sell, transfer or otherwise dispose of said shares of Common Stock until the expiration of six months after the applicable Election Date.

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          3.   Consideration for Common Stock.  Shares issued under the
Plan shall be issued by the Corporation from its previously authorized but unissued Common Stock.
For purposes of the Maryland General Corporation Law, the consideration received by the Corporation for such shares shall in each case be deemed to be cash equal to the Elected Amount.

          4. Administration. The Committee administering the Plan shall be appointed by the Board of Directors, and shall consist of not less than two Directors who, for so long as may be necessary to satisfy the conditions of Rule 16b-3(c), shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2). The Committee shall have the authority, in its sole and absolute discretion, to interpret the Plan and adopt, amend, or rescind such rules and procedures for carrying out the Plan, and to take all other action necessary or advisable for the implementation and administration of the Plan, as the Committee may deem appropriate. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor and fill vacancies, however caused.

          The Committee shall be fully protected in any action or omission taken by it in good faith, including actions or omissions in reliance upon the advice or opinions of any persons, firms, or agents retained by it or the Corporation, including but not limited to accountants, actuaries, counsel, other specialists or officers of the Corporation. Nothing herein contained shall preclude the Corporation from indemnifying any Committee members for all actions under the Plan, or from purchasing liability insurance to protect such persons with respect to their duties pursuant to the Plan.

          5.   Non-Transferability.  No right of a Participant to elect
Common Stock under Section 2 shall be exercisable by any other person or shall be assignable or subject to anticipation, encumbrance, sale, pledge, alienation, execution, levy, attachment, charge or any other form of transfer whatsoever.

          6. Term of Plan, Amendment, Limitations, Adjustments. The Plan will continue in effect until the tenth anniversary of its approval by the stockholders of the Corporation, subject to the right of the Board of Directors to terminate the Plan at any earlier time. The Plan may be amended by the Board of Directors at any time, except that (subject to section 7) for so long as may be required to satisfy the conditions of Rule 16b-3(c)(2)(ii) (including any successor provision limiting Plan amendments as set forth below), the Plan provisions applicable to the timing of elections to receive Common Stock or the amount of Common Stock issuable pursuant to such elections may not be amended more than once every six months except as otherwise permitted by Rule 16b-3(c)(2)(ii). No Plan amendment shall require approval by the Stockholders of the Corporation except to the extent necessary to maintain the Rule 16b-3 exemption from Section 16(b) of the 1934 Act.

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          The aggregate number of shares of Common Stock issuable pursuant to the Plan shall be limited to 300,000 shares, which number shall be subject to adjustment to reflect any stock dividend, stock split, recapitalization, combination or reclassification of shares ("Adjustment Transaction"). In the event of an Adjustment Transaction, the number of shares issuable to an Eligible Director electing to receive Common Stock as of an Election Date shall be appropriately adjusted if the determination of Fair Market Value per share on the Election Date shall have been based on the number of shares of Common Stock outstanding before giving effect to the Adjustment Transaction.

          7. Rule 16b-3. The Plan is intended to comply with the exemptive provisions of Rule 16b-3(c), including both of clauses (i) and (ii) of Rule 16b-3(c)(2). If and to the extent that the Committee determines, upon advice of counsel, that related requirements of any one or more of Section 2 (holding period for Common Stock issued under the Plan), Section 4 (Plan administration by disinterested persons), Section 5 (non-transferability of election rights) or Section 6 (limitations on Plan amendments) of the Plan are not required (whether because of amendments to Rule 16b-3 or adoption or amendment of other Rules under the 1934 Act, or because of interpretive advice or other cause) to exempt or exclude Plan transactions or transactions in securities acquired by Participants under the Plan from Section 16(b) of the 1934 Act, then the Committee may suspend the applicability of any such requirement in whole or in part without the necessity of any amendment to the Plan.

          8. Continuation as Director, Fees. The Plan or the payment of any benefits hereunder shall not be construed as giving to any Participant any right to be retained as a member of the Board of Directors or to receive any fees, including any Annual Retainer Fee, for service as a Director.

          9. Governing Law. To the extent not governed by the laws of the Untied States, the Plan shall be construed and applied in accordance with the laws of the State of Maryland other than its conflict of laws principles.

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                            Exhibit A
                  DIRECTOR'S ELECTION AGREEMENT

To:  The Committee of the Mercantile Bankshares Corporation
     Retainer Stock Plan For Directors


          I, the undersigned, a Director of Mercantile
Bankshares Corporation (the "Corporation") hereby acknowledge receipt of a copy of the Mercantile Bankshares Corporation
Retainer Stock Plan for Directors (the "Plan").

               Pursuant to the terms of the Plan, I hereby elect
to receive, in lieu of $         payable to me as all or a
portion of my Annual Retainer Fee for the year         , shares
of Common Stock of the Corporation valued as of the Election Date, in accordance with the formula set forth in the Plan.

               To the extent required to meet the condition of Rule 16b-3(c)(1), I agree not to sell, transfer or otherwise dispose of such shares until six months have expired from and after the Election Date.



WITNESS:                           DIRECTOR



Date:


ACCEPTED                           COMMITTEE


Date:                                   By:







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